DELAWARE GROUP FOUNDATION FUNDS(r)

Registration No. 811-08457
FORM N-SAR
Semi-Annual Period Ended September 30, 2009

SUB-ITEM 77I: Terms of New or amended securities

Delaware Foundation(r) Equity Fund (the "Fund") was launched on August 31, 2009.  The Fund's prospectuses and Statement of Additional information are incorporated herein by reference to (1) the
Post Effective Amendment No. 29 to the Fund's registration statement filed with the Securities and
Exchange Commission ("SEC") on Form 485BPOS on August 18, 2009 (SEC Accession No.
0001450789-09-000170) and (2) the 497(c) as filed with the SEC on September 1, 2009 (SEC
Accession No. 000145079-09-000182).

SUB-ITEM 77M: Mergers

On November 19, 2008, the Board of Trustees responsible for Delaware Moderate Allocation
Portfolio (the "Acquiring Fund") approved a proposal to reorganize Delaware Balanced Fund, a series of Delaware Group Equity Funds I, with and into the Acquiring Fund. The Board of Trustees responsible for Delaware Balanced Fund also approved the reorganization. This information is herein incorporated by reference to the Supplement dated November 24, 2008 to the Delaware Balanced
Fund's prospectuses dated February 28, 2008 as filed with the SEC on November 24, 2008. (SEC
Accession No. 0000201670-08-000008).

On March 12, 2009, at a Special Meeting of Shareholders, the shareholders of Delaware Balanced
Fund voted to approve an Agreement and Plan of Reorganization between the Delaware Group Equity
Funds I, on behalf of Delaware Balanced Fund, and Delaware Group Foundation Funds, on behalf of
Delaware Moderate Allocation Portfolio, which provided for: (i) the acquisition of substantially all of the assets of Delaware Balanced Fund by Delaware Moderate Allocation Portfolio, in exchange solely for shares of Delaware Moderate Allocation Portfolio; (ii) the pro rata distribution of shares of Delaware
Moderate Allocation Portfolio to the shareholders of Delaware Balanced Fund; and (iii) the complete liquidation and dissolution of Delaware Balanced Fund. This information is herein incorporated by reference to the Registration Statement for Open-End Investment Company (Business Combinations)
filed by Delaware Group Foundation Funds with the SEC on Form N-14/A on January 14, 2009 (SEC
Accession No. 0001421877-09-000006.)

On April 20, 2009, Delaware Balanced Fund merged into Delaware Moderate Allocation Portfolio.

SUB-ITEM 77Q1: Exhibits

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Foundation funds dated February 26, 2009, attached as Exhibit.
77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Foundation funds dated August 18, 2009, attached as Exhibit.
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